Exhibit 10.2

GAS FRANCHISE AGREEMENT

THIS GAS FRANCHISE AGREEMENT (“Agreement”) is dated as of December 14, 2015, by and between the CITY OF SALEM, VIRGINIA, a Virginia municipal corporation (“Grantor”), and ROANOKE GAS COMPANY, a Virginia corporation (“Grantee”).

RECITALS

WHEREAS, Grantor has reviewed the Proposal for a Gas Franchise of Grantee; and

WHEREAS, Grantor, at a duly authorized and regular meeting of its City Council, did vote to grant the Gas Franchise to Grantee pursuant to provisions of the State Code and City Charter.

NOW, THEREFORE, in consideration of said grant of the Gas Franchise, the parties agree as follows:

1. GRANT. Grantor hereby grants to Grantee and Grantee hereby accepts a franchise to construct, reconstruct, operate, maintain, repair, and extend a Gas Distribution System within Grantor’s Territorial Limits in accordance with the terms and conditions set forth below (“Franchise”). The Franchise is granted pursuant to Grantor’s Franchise Ordinance, adopted November 23, 2015, (“Ordinance”), which is incorporated by reference herein, including any applicable definitions.

2. TERM. The term of the Franchise shall be twenty (20) years, commencing on January 1, 2016.

3. FRANCHISE FEE.

(a) Grantee shall pay to Grantor a Franchise Fee which shall be calculated pursuant to this Section. It is understood that Grantee has or will enter into franchise agreements with the City of Roanoke (“Roanoke”) and the Town of Vinton (“Vinton”) (Grantor, Roanoke, and Vinton being hereinafter sometimes collectively referred to as the “localities” and singularly as a “locality”) with fee provisions identical to this one, and that the total annual Franchise Fee to be paid to the three localities in aggregate is $98,196.00 for calendar year 2016 (“base year total annual Franchise Fee”). Grantor’s Franchise Fee shall be a percentage share of the base year total annual Franchise Fee, which shall be determined on a pro rata basis according to its percentage share of the total dollar value of Grantee’s gas sales occurring within the localities during the calendar year. For each calendar year of the Franchise, each locality’s percentage share shall be determined by the following formula:

total dollar value of Grantee’s gas sales within
Locality’s percentage share     =            the Territorial Limits of the locality
                    total dollar value of Grantee’s gas sales in the three localities

For calendar year 2016, the Franchise Fee shall be paid to Grantor on or before March 31, 2017.

(b) For each succeeding calendar year during the term of this Franchise, the total annual Franchise Fee paid by Grantee to the localities shall be the base year total annual Franchise Fee increased by three (3) percent compounded annually over the term of the Franchise. For each calendar year during the term of this Franchise, Grantor’s percentage share shall be determined pursuant to this Section, and paid to Grantor on or before March 31 of the succeeding calendar year.

4. BUSINESS OFFICE. Grantee shall during the term of this Franchise maintain at least one business office within the Territorial Limits of Grantor. Such office shall be open at least forty (40) hours per week for the conduct of business between Grantee and its customers.

5. NONDISCRIMINATION. During the performance of this Agreement, Grantee agrees as follows:

(a) Grantee will not discriminate against any employee or applicant for employment because of race, religion, color, sex, national origin, age, disability, or any other basis prohibited by state law relating to discrimination in employment, except where there is a bona fide occupational qualification reasonably necessary to the normal operation of the Grantee. Grantee agrees to post in conspicuous places, available to employees and applicants for employment, notices setting forth the provisions of this nondiscrimination clause.

(b) Grantee in all solicitations or advertisements for employees placed by or on behalf of Grantee will state that Grantee is an equal opportunity employer.

6. DRUG-FREE WORKPLACE.

(a) During the performance of this Agreement, Grantee agrees to provide a drug‑free workplace for Grantee’s employees.

(b) For the purposes of this section, "drug‑free workplace" means a site for the performance of work done in connection with a specific contract awarded to a contractor, the employees of whom are prohibited from engaging in the unlawful manufacture, sale, distribution, dispensation, possession or use of any controlled substance or marijuana during the performance of the contract.

7. COMPLIANCE WITH LAWS AND REGULATIONS, AND IMMIGRATION LAW. Grantee agrees to and will comply with all applicable federal, state, and local laws, ordinances, and regulations, including, but not limited to all applicable licensing requirements and environmental regulations. Grantee further agrees that Grantee does not and shall not during the performance of this Agreement; knowingly employ an unauthorized alien as defined in the Federal Immigration Reform & Control Act of 1986.

8. FAITH BASED ORGANIZATIONS. Pursuant to Virginia Code Section 2.2-4343.1, be advised that the City does not discriminate against faith-based organizations.

9. NOTICE. All notices required under this Agreement or the Ordinance must be in writing and shall be deemed validly given, by personal service, if sent by certified mail, return receipt requested, or by a nationally recognized overnight courier, addressed as follows (or any other address the party to be notified may have designated to the sender by like notice):

Grantor:                     Grantee:

City of Salem                     Roanoke Gas Company
Attention: City Manager             Attention: President
City Hall                    519 Kimball Avenue, N.E.
114 North Broad Street             P.O. Box 13007
Salem, Virginia 24153             Roanoke, Virginia 24030

Notice shall be deemed delivered upon the date of personal service, two days after deposit in the United States mail, or the day after delivery to a nationally recognized overnight courier.

10. GOVERNING LAW. By virtue of entering into this Agreement, Grantor and Grantee agree and submits themselves to a court of competent jurisdiction, which shall be the Circuit Court or General District Court for the City of Salem, Virginia, and further agrees this Agreement is controlled by the laws of the Commonwealth of Virginia, with the exception of Virginia’s conflict law of provisions which shall not apply, and that all claims, disputes and other matters shall be decided only by such court according to the laws of the Commonwealth of Virginia, as aforesaid. Grantor and Grantee further waive and agree not to assert in any such action, suit, or proceeding that it is not personally subject to the jurisdiction of such courts, that the action, suit or proceeding is brought in an inconvenient forum, or that the venue of the action, suit, or proceeding is improper.

11. ASSIGNABILITY: This Agreement is not assignable to any third party without the expressed written consent of all parties to this Agreement.

12. CONSTRUCTION. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

13. SEVERABILITY AND SURVIVAL. If any term of this Agreement is found to be invalid, such invalidity shall not affect the remaining terms of this Contract, which shall continue in full force and effect. The parties intend for the provisions of this Agreement to be enforced to the fullest extent permitted by applicable law. Accordingly, the parties agree that if any provisions are deemed not enforceable by any court or agency of competent jurisdiction, they shall be deemed modified to the extent necessary to make them enforceable.

14. COUNTERPART COPIES. This Agreement may be executed in any number of counterpart copies, each of which shall be deemed an original, but all of which together shall constitute a single instrument.

15. ENTIRE AGREEMENT. This Agreement, together with the exhibits hereto, contains all representations and the entire understanding between the parties hereto with respect to the subject matter hereof. Any prior correspondence, memoranda, or contracts are replaced in total by this Agreement and the exhibits hereto. No amendment to this Agreement shall be valid unless made in writing and signed by the appropriate parties.

SIGNATURES APPEAR ON FOLLOWING PAGES

IN WITNESS WHEREOF, the parties hereto have signed this Agreement by their authorized representatives.

WITNESS:	ROANOKE GAS COMPANY

/s/ Diane L. Conner	By: /s/ John S. D'Orazio

Diane L. Conner, Assistant to CEO	John S. D'Orazio, President and CEO
Printed Name and Title	Printed Name and Title
12/14/2015

(SEAL)

WITNESS:	CITY OF SALEM, VIRGINIA

/s/ Mary Ellen Wines	By /s/ Kevin S. Boggess
Kevin S. Boggess, City Manager
Mary Ellen Wines, Zoning Administrator
Printed Name and Title

Approved as to form:
/s/Stephen M. Yost
City Attorney

Approved as to Execution:
/s/Stephen M. Yost
City Attorney